Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Hidden Ladder, Inc. a Florida corporation (the “Company”) on Form 10-K for the year ending February 28, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David Johnson, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Hidden Ladder, Inc., and will be retained by Hidden Ladder, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ David Johnson

David Johnson

Chief Financial Officer

April 12, 2011